Exhibit 10.3

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
AMENDMENT entered into as of August 11, 2016, by and between MEREDITH CORPORATION, an Iowa corporation (the “Company” or “Meredith”), and Paul Karpowicz (“Karpowicz”), to become effective August 11, 2016 (“Effective Date”).

WHEREAS, Meredith and Karpowicz entered into an Employment Agreement (“Agreement”) which became effective June 1, 2015; and

WHEREAS, Meredith and Karpowicz desire to amend the Agreement as set forth in this Amendment; and

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Section 2 of the Agreement is replaced in its entirety with the following:

2. Term.

The term of employment under this Agreement will continue through June 30, 2018, unless otherwise terminated in accordance with this Agreement.

2.    Except with respect to the change expressly noted herein, the Agreement otherwise remains in full force and effect.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

MEREDITH CORPORATION

/s/ Stephen M. Lacy                         /s/ Paul Karpowicz
By: Stephen M. Lacy                         Paul Karpowicz

Dated:     8/11/2016                        Dated:     8/11/2016